Exhibit 4.2

FOURTH SUPPLEMENTAL INDENTURE
THIS FOURTH SUPPLEMENTAL INDENTURE (this “Fourth Supplemental Indenture”) is dated as of July 12, 2016 between VALIDUS UPS, LTD., a Bermuda exempted company (“Validus UPS” or the “New Issuer”), and WILMINGTON TRUST COMPANY, a Delaware trust company, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H:
WHEREAS, Flagstone Finance S.A. (“Flagstone Finance”), a Luxembourg société anonyme, as issuer, Flagstone Reinsurance Holdings (Bermuda) Limited (“Flagstone Bermuda”), a Bermuda exempted company, as guarantor, and the Trustee entered into a Junior Subordinated Indenture, dated as of June 8, 2007 (the “2007 Indenture”), providing for the issuance of $100,000,000 aggregate principal amount of Flagstone Finance’s unsecured Floating Rate Deferrable Interest Junior Subordinated Notes due 2037 (the “Securities”), which Securities were guaranteed (the “First Guarantee”) on a subordinated basis by Flagstone Bermuda;
WHEREAS, Flagstone Finance, Flagstone Reinsurance Holdings, S.A. (“Flagstone Luxembourg”), a Luxembourg company, and the Trustee entered into the First Supplemental Indenture to the 2007 Indenture, dated as of May 17, 2010 (the “First Supplemental Indenture”), providing for Flagstone Luxembourg succeeding to the First Guarantee obligations of Flagstone Bermuda in connection with the redomestication of Flagstone Bermuda from Bermuda to Luxembourg;
WHEREAS, Flagstone Finance, Flagstone Reinsurance Holdings (Bermuda) Limited (“Flagstone RHBL”), a Bermuda exempted company, Flagstone Luxembourg and the Trustee entered into the Second Supplemental Indenture to the 2007 Indenture, dated as of November 30, 2012 (the “Second Supplemental Indenture”), providing for Flagstone RHBL succeeding to the First Guarantee obligations of Flagstone Luxembourg in connection with the merger of Flagstone Luxembourg with and into Flagstone RHBL, with Flagstone RHBL as the survivor;
WHEREAS, Flagstone Finance, Validus UPS, Validus Holdings, Ltd. (“Validus Holdings”), a Bermuda exempted company, as additional guarantor, and the Trustee entered into the Third Supplemental Indenture to the 2007 Indenture, dated as of November 30, 2012 (the “Third Supplemental Indenture” and, together with the 2007 Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), providing for (i) Validus UPS succeeding to the First Guarantee obligations of Flagstone RHBL in connection with the merger of Flagstone RHBL with and into Validus UPS, with Validus UPS as the survivor, and (ii) Validus Holdings providing an additional full and unconditional guarantee under the Securities;
WHEREAS, on the date hereof, Flagstone Finance will transfer all of its assets in Validus Reinsurance (Switzerland) Ltd. (“Validus Switzerland”) (comprising the entire share capital of Validus Switzerland) to Validus UPS (the “Transfer”) in consideration of (a) the assumption by Validus UPS of the obligations under the Indenture regarding the Securities, (b)

the assumption by Validus UPS of certain intra-group balances owed by Flagstone Finance and (c) a loan from Flagstone Finance to Validus UPS;
WHEREAS, the Transfer will constitute a transfer of all or substantially all of the properties and assets of Flagstone Finance and a transfer of the properties and assets of Flagstone Finance substantially as an entirety;
WHEREAS, Section 8.1(a) of the Indenture provides, in part, that Flagstone Finance shall not transfer all or substantially all of its properties and assets as an entirety to any Person unless (1) the Person that acquires the properties and assets of the Company substantially as an entirety shall be an entity organized and existing under the laws of the United States of America or any State or Territory thereof, the District of Columbia, Bermuda, the Cayman Islands, Luxembourg or any other country which is a member state of the Organization for Economic Cooperation and Development; (2) the Person expressly assumes, by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including any Additional Interest) on all the Securities and the performance of every covenant of the Indenture on the part of Flagstone Finance to be performed or observed; (3) immediately after giving effect to such transaction, no Event of Default, and no event that, after notice or lapse of time, or both, would constitute an Event of Default, shall have happened and be continuing; and (4) an Officers’ Certificate or Directors’ Certificate and an Opinion of Counsel have been delivered to the Trustee, each stating that such transfer and, if a supplemental indenture is required in connection with such transaction, any such supplemental indenture comply with this Article VIII of the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction have been complied with;
WHEREAS, Validus UPS is a Bermuda exempted company;
WHEREAS, Section 9.1 of the Indenture provides, in part, that the Company (as defined in the Indenture), when authorized by a Board Resolution, and the Trustee may enter into one or more supplemental indentures, in form reasonably satisfactory to the Trustee, without the consent of any Holder, to evidence the succession of another Person to Flagstone Finance and the assumption by such successor of the covenants of Flagstone Finance in the Indenture and in the Securities;
WHEREAS, pursuant to Section 1.2, Section 8.1(a)(iii) and Section 9.3 of the Indenture, an Opinion of Counsel and an Officers’ Certificate or Directors’ Certificate, in each case dated the date hereof, have been delivered to the Trustee, stating (a) that this Fourth Supplemental Indenture complies with Article VIII of the Indenture, (b) that all conditions precedent provided for in the Indenture relating to the Transfer and the execution and delivery of this Fourth Supplemental Indenture have been complied with and (c) that the execution of this Fourth Supplemental Indenture is authorized or permitted by the Indenture; and
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

Section 1.1    Definitions. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.
Section 1.2    Assumption of Obligations. The New Issuer hereby expressly assumes, from and after the date hereof, the due and punctual payment of the principal of, and any premium and interest (including any Additional Interest) on all the Securities and the performance of every covenant of the Indenture on the part of Flagstone Finance to be performed or observed.
Section 1.3    Succession and Substitution. The New Issuer, from and after the date hereof, by virtue of the aforesaid assumption and the delivery of this Fourth Supplemental Indenture, shall succeed to, and be substituted for, and may exercise every right and power of, Flagstone Finance under the Indenture, and Flagstone Finance shall be discharged from all obligations and covenants under the Indenture and the Securities.
Section 1.4    Representations and Warranties. The New Issuer hereby represents and warrants that (i) it has all necessary power and authority to execute and deliver this Fourth Supplemental Indenture and to perform the covenants and obligations of Flagstone Finance under the Indenture and the Securities, (ii) it is a Bermuda exempted company organized and existing under the laws of Bermuda and (iii) both immediately before and after giving effect to this Fourth Supplemental Indenture, no Event of Default, and no event that, after notice or lapse of time or both, would constitute an Event of Default, shall have happened and be continuing.
Section 1.5    Submission to Jurisdiction. The New Issuer agrees that any judicial proceedings instituted in relation to any matter arising under the Indenture, this Fourth Supplemental Indenture or the Securities may be brought in any United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York to the extent that such court has subject matter jurisdiction over the controversy, and, by execution and delivery of this Fourth Supplemental Indenture, the New Issuer hereby irrevocably accepts, generally and unconditionally, the jurisdiction of the aforesaid courts, acknowledges their competence and irrevocably agrees to be bound by any judgment rendered in such proceeding.
Section 1.6    Service of Process. The New Issuer appoints CT Corporation Systems as its agent in The City of New York for service of process in any action, suit or proceeding against it arising out of or in connection with this Indenture or the Securities.
Section 1.7    Effectiveness and Operativeness. This Fourth Supplemental Indenture shall be deemed to have become effective, and the provisions provided for in this Fourth Supplemental Indenture shall be deemed to have become operative, immediately upon consummation of the Transfer, provided, that:
(a)    the Trustee shall have executed a counterpart of this Fourth Supplemental Indenture and shall have received one or more counterparts of this Fourth Supplemental Indenture executed by the New Issuer;
(b)    the Trustee shall have received the Officers’ Certificate or Directors’ Certificate and Opinion of Counsel described in the recitals of this Fourth Supplemental Indenture; and

(c)    the Trustee shall have received a copy of a Board Resolution of the New Issuer authorizing the execution and delivery by the New Issuer of this Fourth Supplemental Indenture.
Section 1.8    Ratification and Incorporation of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Fourth Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.
Section 1.9    Governing Law. THIS FOURTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO THE CONFLICT OF LAWS PROVISIONS THEREOF (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).
Section 1.10    Trustee Makes No Representations. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fourth Supplemental Indenture or the due execution thereof by the New Issuer. The recitals contained herein shall be taken as the statements solely of the New Issuer, and the Trustee assumes no responsibility for the correctness thereof.
Section 1.11    Counterparts. The parties hereto may sign any number of copies of this Fourth Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 1.12    Effect of Headings. The section headings herein are for convenience only and shall not affect the construction thereof.
Section 1.13    Addresses for Notices. All notices or other communications to be addressed to the Company as contemplated by Section 1.5 of the Indenture shall be addressed as follows:
Validus UPS, Ltd.
29 Richmond Road
Pembroke HM 08, Bermuda
Attention: Treasurer
with a copy to:
Validus UPS, Ltd.
29 Richmond Road
Pembroke HM 08, Bermuda
Attention: General Counsel
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first above written.
VALIDUS UPS, LTD., as the New Issuer
By:         /s/ Jeffrey D. Sangster
    Name:    Jeffrey D. Sangster
    Title:    EVP & CFO

[Signature Page to Fourth Supplemental Indenture]

WILMINGTON TRUST COMPANY, as Trustee
By:         /s/ Michael H. Wass
    Name:    Michael H. Wass
    Title:    Vice President

[Signature Page to Fourth Supplemental Indenture]

Acknowledged and Agreed to by:

FLAGSTONE FINANCE S.A.
By:         /s/ Robert F. Kuzloski
    Name:    Robert F. Kuzloski
    Title:    Class B Director
VALIDUS HOLDINGS, LTD.
By:         /s/ Robert F. Kuzloski
    Name:    Robert F. Kuzloski
    Title:    EVP

[Signature Page to Fourth Supplemental Indenture]